                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Solo Serve Corporation on Form S-8 (No. 33-55490 filed on December 8, 1992) of our report dated June 26, 1996, which appears on page 4 of this Form 11-K for the year ended December 31, 1995.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Antonio, Texas
June 26, 1996